UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 13, 2006
Date of Report (Date of earliest event reported)
FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)
(312) 344-4300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 13, 2006, First Industrial Realty Trust, Inc. (the “Company”) and Robert Cutlip, the Managing Director – East Region of the Company, entered into an agreement, dated March 13, 2006, the terms of which would apply in the event of his separation from the Company (the “Separation Agreement”).
     The Separation Agreement has a three-year term, beginning March 16, 2006. Under the Separation Agreement, if his employment is terminated without cause, Mr. Cutlip is entitled to severance in an amount equal to two times his annual base salary (initially $240,000), plus 70% of his maximum cash bonus potential for the then-current year. If his employment is diminished or geographically altered within one year after certain changes in control of the Company, Mr. Cutlip is entitled to severance in an amount equal to two times his annual base salary, plus 70% of his maximum cash bonus potential for the then-current year. The Separation Agreement restricts Mr. Cutlip’s right to compete with the Company during his employment with the Company and for one year following the termination of his employment except for cause.
     A copy of the Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

10.1.	Separation Agreement between Robert Cutlip and First Industrial Realty Trust, Inc. dated March 13, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By:	/s/ Scott A. Musil
	Name:	Scott A. Musil
	Title:	Chief Accounting Officer (Principal Accounting Officer)

Date: March 16, 2006